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                                                              Exhibit 10.13


                         THIRD AMENDMENT TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT
                      ------------------------------------


         This Third Amendment to Amended and Restated Loan and Security Agreement, dated as of December 22, 1995, between DURAMED PHARMACEUTICALS, INC., a Delaware corporation (referred to herein as "Borrower") and THE PROVIDENT BANK ("Bank"), an Ohio banking corporation.

                                   WITNESSETH

         WHEREAS, Borrower and Bank have previously entered into an Amended and Restated Loan and Security Agreement dated December 31, 1994 as previously amended by a First Amendment to Amended and Restated Loan and Security Agreement dated August 22, 1995 and a Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 30, 1995 (the "Loan and Security Agreement");

         WHEREAS, Borrower wishes to delete Section 2.5 of the Loan and Security Agreement and amend the amortization schedule of the $9,500,000 Amended and Restated Promissory Note dated December 31, 1995;

         WHEREAS, Bank is willing to make such changes on the terms and conditions set forth herein; and

         WHEREAS, the terms used in this Agreement shall have the meanings as defined in the Loan and Security Agreement.

         NOW, THEREFORE, in consideration of the mutual undertakings herein contained, the parties hereto desiring legally to be bound, hereby agree as follows:

         1. Section 2.2 of the Loan and Security Agreement is hereby amended to delete the following sentence:

                 "Subject to the terms and conditions of this Agreement, the Bank agrees to make an additional loan to the Borrower in the principal amount of Three Million Dollars ($3,000,000.00) (the "Additional Term Loan") on a term loan basis."

         From and after the date hereof, Borrower shall have no further right to borrow additional funds under the Three Million Dollar ($3,000,000.00) Promissory Note dated August 22, 1995, such Promissory Note having been paid in full.

         2. The Loan and Security Agreement is hereby further amended by the deletion of Section 2.5 in its entirety.
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          3.     The terms of the Nine Million Five Hundred Thousand
Dollar ($9,500,000.00) Promissory Note date December 31, 1994 are hereby amended to provide that $2,500,000 of the remaining outstanding balance of $5,500,000 on the Promissory Note shall be due and payable on or before March 1, 1996, with the remaining $3,000,000 balance of the Promissory Note being due and payable on or before June 1, 1996.

         4. Borrower hereby represents and warrants that no Event of Default, or event which with the passage of time or the giving of notice, or both, should become an Event of Default, has occurred and is continuing as of the date hereof, except with respect to the breach of Section 5.15 of the Loan and Security Agreement previously waived by Bank.

         5. All of the terms and conditions of the Loan and Security Agreement not amended hereby shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Second Amendment to Amended and Restated Loan and Security Agreement to be executed and delivered as of the date first above written.

                                   DURAMED PHARMACEUTICALS, INC.


                                   By: /s/ E. THOMAS ARINGTON
                                      --------------------------------
                                        President


                                   THE PROVIDENT BANK


                                   By: /s/ ROBERT L. HOVERSON
                                      -------------------------------
                                        Executive Vice President